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                                                                     EXHIBIT 5.1


                              ACCOUNTANTS' CONSENT


The Board of Directors
Ballard Power Systems Inc.

We consent to the use of:

     (a) our audit report dated February 14, 2002, on the consolidated balance sheets of Ballard Power Systems Inc. as at December 31, 2001 and 2000, and the consolidated statements of operations and accumulated deficit and cash flows for each of the years in the three-year period ended December 31, 2001 incorporated by reference herein;

     (b) our audit report dated December 11, 2002 on the related supplemental note of Ballard Power Systems Inc. entitled "Item 18 Reconciliation with United States Generally Accepted Accounting Principles" included herein;

     (c) our audit report dated September 12, 2001 on the supplemental information (reconciliation with Canadian generally accepted accounting principles) of XCELLSIS GmbH for the years ended December 31, 2000, 1999 and 1998 incorporated by reference herein; and

to the references to our firm under the heading "Experts" in the prospectus.



/s/ KPMG LLP



Vancouver, Canada
December 18, 2002